Exhibit 99

ZBB Energy Corporation Announces New Phase of Strategic Partnership with Lotte Chemical

MILWAUKEE, WI – (Marketwire – Dec.17, 2013) – ZBB Energy Corporation (NYSE MKT: ZBB), a leading developer of intelligent, renewable energy power platforms and hybrid vehicle control systems, today announced it entered into a new product development partnership and expanded license agreement with Lotte Chemical.

Under the terms of the strategic partnership, Lotte will acquire an expanded non-exclusive license to sell the Company’s zinc-bromide continuous flow battery globally with the exception of the United States and China.

In addition, ZBB Energy and Lotte entered into a new research development agreement. The next generation 500kWh battery represents a tenfold increase in storage capabilities relative to the current ZBB EnerStore® 50kWh product.

With the signing of these agreements, ZBB realizes a substantial improvement in their cash position, as well as longer term opportunities for additional revenues and cash flow.  With the additional cash flow resulting from these agreements, ZBB expects sufficient capital to fund operations through at least fiscal year 2014, and ongoing contributions to the Company’s operating capital throughout most of fiscal year 2015.

“The need for distributed, renewable energy and energy storage systems are becoming a greater global priority,” said a senior Lotte representative. “With its first-to-market zinc bromide battery technology, ZBB Energy is the leader within the energy storage space and a great partner to work with in further developing grid applications.”

“Since 2011, Lotte Chemical has been a supportive partner in the development of our zinc-bromide battery system, and we are very pleased to extend our relationship,” said Eric C. Apfelbach, President and CEO. “We believe Lotte’s research has the ability to achieve lower costs and greater performance from current batteries.  In addition, we expect that their sales channels provide an excellent platform to accelerate the broad-scale commercialization of the batteries.  Multi-Megawatt grid scale deployment plans are currently being proposed or mandated in California, New York State, Europe, and China. In addition, the South Korean Ministry of Trade, Industry, and Energy recently made a proposal that could mandate the purchase of energy storage systems and provide financial support up to 50% of the system cost for small and medium-sized firms affected by the plan. With this strategic partnership in place, ZBB is very well-positioned to scale quickly to meet this rapidly growing list of opportunities.

About ZBB Energy Corporation

ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC, have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1986, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices, engineering and development, and production facilities are located in Menomonee Falls, WI, USA with a research facility also located in Perth, Western Australia. ZBB has a joint venture with Meineng Energy, a provider of leading-edge energy storage systems and solutions to the greater China market. For more information, visit: www.zbbenergy.com.

About Lotte Chemical

About Lotte Chemical Company (Formerly Honam Petrochemical) Lotte Chemical Company is a $15 billion dollar chemical manufacturer headquartered in Seoul, South Korea. Lotte manufactures a variety of petrochemical products including synthetic resins, synthetic industrial materials including ethylene glycol and ethylene oxide for making polyester, automobile antifreeze solutions, methyl methacrylate, benzene, propylene and ethylene. Lotte Chemical is a member of the Lotte Group, which is one of the largest industrial conglomerates in Korea, with operations throughout Asia. Lotte Group's business lines include hotels, tourism, department stores, heavy industry, distribution and electronics. For more information on Lotte Chemical, visit www.lottechem.com.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contact:

David Mossberg
Three Part Advisors, LLC
817-310-0051